UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 810-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FDS	New York Stock Exchange NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes and Indenture

On March 1, 2022, FactSet Research Systems Inc. (“FactSet” or the “Company”) completed a public offering of $500,000,000 aggregate principal amount of the Company’s 2.900 % Senior Notes due 2027 (the “2027 Notes”) and $500,000,000 aggregate principal amount of the Company’s 3.450 % Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Notes”). The Notes were issued pursuant to an Indenture, dated as of March 1, 2022 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of March 1, 2022 (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-261992) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated February 15, 2022, together with the accompanying base prospectus, dated January 4, 2022, relating to the offer and sale of the Notes.

The 2027 Notes and the 2032 Notes will mature on March 1, 2027 and March 1, 2032, respectively. Interest on the Notes is payable semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2022.

The Notes are the Company’s unsecured unsubordinated obligations, ranking equal in right of payment with all of the Company’s other existing and future unsubordinated obligations. The Notes will be effectively subordinated to any of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations.

The Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to, among other things, incur liens and engage in sale and leaseback transactions. These restrictions are subject to limitations and exceptions.

The Company may redeem the Notes, in whole or in part, at any time at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indenture), the Company must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Company received net proceeds of $990,925,000 and used such proceeds, together with cash on hand and borrowings under the Credit Facilities (as defined below), to finance the consideration for the CUSIP Business Acquisition (as defined below), to repay borrowings under the 2019 Credit Agreement (as defined below) and to pay related transaction fees, costs and expenses.

The foregoing summary of the Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the Supplemental Indenture, the 2027 Notes and the 2032 Notes, which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Credit Agreement

On March 1, 2022, the Company entered into a credit agreement (the “Credit Agreement”), among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as the administrative agent. The Credit Agreement provides for (a) a senior unsecured term loan credit facility in an aggregate principal amount of $1,000,000,000 (the “Term Facility”), available in US dollars, and (b) a senior unsecured revolving credit facility in an aggregate principal amount of $500,000,000 (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”), available in US dollars, Sterling and Euro. The Term Facility matures on March 1, 2025, and the Revolving Facility matures on March 1, 2027.

Up to $100,000,000 of the Revolving Facility is available in the form of letters of credit and up to $50,000,000 of the Revolving Facility is available in the form of swingline loans, in each case in US dollars. The Company may seek additional commitments under the Revolving Facility from lenders or other financial institutions up to an aggregate principal amount of $750,000,000.

On March 1, 2022, the Company drew the full $1,000,000,000 under the Term Facility and $250,000,000 under the Revolving Facility. Proceeds under the Credit Facilities so drawn by the Company were used, together with cash on hand and the net proceeds of the Notes, to finance the consideration for the CUSIP Business Acquisition, to repay borrowings under the 2019 Credit Agreement and to pay related transaction fees, costs and expenses. The Revolving Facility will be available for drawing until March 1, 2027, subject to satisfaction of customary conditions, and proceeds of subsequent drawings under the Revolving Facility may be used for working capital and other general corporate purposes of the Company and its subsidiaries. Letters of credit may be issued for general corporate purposes of the Company and its subsidiaries.

Loans under the Credit Facilities will bear interest at, in the case of (a) loans denominated in US dollars, at the Company’s option, either one-month Term SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor), Daily Simple SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor) or an alternate base rate, (b) loans denominated in Sterling, Daily Simple SONIA (with a 3.26 basis points credit spread adjustment and subject to a “zero” floor) and (c) loans denominated in Euro, EURIBOR (subject to a “zero” floor), in each case, plus an applicable interest rate margin. Loans under the Credit Facilities will bear interest at a rate fluctuating between Term SOFR, Daily Simple SOFR, Daily Simple SONIA or EURIBOR, as applicable, plus 0.875% per annum and Term SOFR, Daily Simple SOFR, Daily Simple SONIA or EURIBOR, as applicable, plus 1.625% per annum (or between the alternate base rate plus 0% per annum and the alternate base rate plus 0.625% per annum), based upon the Company’s senior unsecured non-credit enhanced long-term debt rating (or, if unavailable, corporate rating) by S&P Global Ratings, Moody’s Investors Services, Inc. and Fitch Ratings, Inc. (collectively, the “Ratings Agencies”) or the Company’s total leverage ratio (whichever yields a lower applicable interest rate margin, unless the pricing levels determined by reference to ratings and total leverage ratio differ by two or more levels, in which case the applicable pricing level will be one level above the lower of the two) at such time. The Company will also pay a commitment fee under the Revolving Facility that will fluctuate between 0.10% per annum and 0.25% per annum on the daily unused amount of the Revolving Facility.

Loans under the Term Facility are subject to scheduled amortization payments in an aggregate annual amount equal to 5.0% of the original principal amount thereof. The Credit Facilities are not otherwise subject to any mandatory prepayments. The Company may voluntarily prepay loans under the Credit Facilities at any time without premium or penalty.

The Credit Agreement contains usual and customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain material events, maintenance of corporate existence, property and insurance and compliance with laws, as well as usual and customary negative covenants for facilities of this type, including limitations on indebtedness of non-guarantor subsidiaries, liens, sale and leaseback transactions, mergers and certain other fundamental changes and change in nature of business. The Credit Agreement contains a financial covenant requiring maintenance of a total leverage ratio (as defined in the Credit Agreement), permitting netting up to $350,000,000 of unrestricted cash and cash equivalents of the Company and its subsidiaries, no greater than (a) 4.00 to 1.00 as of the last day of each fiscal quarter beginning with the fiscal quarter ending on May 31, 2022, (b) 3.75 to 1.00 as of the last day of each fiscal quarter beginning with the fiscal quarter ending on August 31, 2023 and (c) 3.50 to 1.00 as of the last day of each fiscal quarter beginning with the fiscal quarter ending on August 31, 2024, but if the Company or any subsidiary consummates a material acquisition where the aggregate consideration payable is $200,000,000 or more, the Company may, on no more than two occasions, increase the maximum total leverage ratio then applicable under the financial covenant by 0.50 to 1.00 with respect to the fiscal quarter in which such material acquisition is consummated and the subsequent four consecutive fiscal quarters.

The Credit Agreement contains usual and customary event of default provisions for facilities of this type, which are subject to usual and customary grace periods and materiality thresholds, including, among others, non-payment of principal, interest, fees and other amounts, material inaccuracy of a representation or warranty, breach of covenants, cross-event of default to other material debt, bankruptcy and insolvency events, material monetary judgments, certain ERISA events, invalidity of any material loan documentation and change of control. If an event of default occurs under the Credit Agreement, the lenders may, among other things, terminate their commitments and declare all outstanding borrowings immediately due and payable.

The Credit Agreement provides that, in the event that the Company no longer has a senior unsecured non-credit enhanced long-term debt rating or a corporate rating from at least two of the Ratings Agencies where such rating is Baa3, BBB- or BBB-, respectively, or higher, (a) the Company’s wholly-owned domestic subsidiaries will be required to guarantee the Credit Facilities, subject to customary exceptions, (b) in addition to the negative covenants described above, the Company will also be subject to limitations on additional indebtedness at the Company, investments, dispositions, restricted payments and burdensome agreements and (c) in addition to the financial covenant described above, the Company will be required to maintain an interest coverage ratio (as defined in the Credit Agreement) of no less than 3.00 to 1.00 for any period of four consecutive fiscal quarters.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 1, 2022, in connection with the entry into the Credit Agreement described above, the Company repaid in full all indebtedness and other obligations outstanding under, and terminated, the Credit Agreement dated as of March 29, 2019, as amended as of September 21, 2020 (as amended, the “2019 Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as the administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2022, the Company issued a press release announcing that it has completed its previously announced acquisition of CUSIP Global Services (the “CUSIP Business Acquisition”), which is the CUSIP issuance and data licensing business (the “CUSIP Business”) previously operated by S&P Global Inc., a New York corporation (the “Seller”), on behalf of the American Bankers Association, pursuant to the terms of an Asset Purchase Agreement, dated as of December 24, 2021 (as amended from time to time, the “Asset Purchase Agreement”), by and between the Company and the Seller.  Pursuant to the Asset Purchase Agreement, the Company acquired the CUSIP Business for $1,925,000,000 in cash, subject to a working capital adjustment, as specified in the Asset Purchase Agreement.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement and Amendment No. 1 to the Asset Purchase Agreement, dated February 11, 2022, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On March 1, 2022, the Company issued a press release announcing the completion of the transactions described herein. A copy of this press release is incorporated by reference and attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.  The following items are filed as exhibits to this report.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 24, 2021, by and between S&P Global Inc. and FactSet Research Systems Inc.*

2.2	Amendment No. 1 to Asset Purchase Agreement, dated as of February 11, 2022, by and between S&P Global Inc. and FactSet Research Systems Inc.

4.1	Indenture, dated as of March 1, 2022, between FactSet Research Systems Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2
Supplemental Indenture, dated as of March 1, 2022, between FactSet Research Systems Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to the $500,000,000 aggregate principal amount of 2.900% senior notes due 2027 of FactSet Research Systems Inc. and the $500,000,000 aggregate principal amount of 3.450% senior notes due 2032 of FactSet Research Systems Inc.

4.3	Form of 2.900% Global Note due 2027 (included in Exhibit 4.2)

4.4	Form of 3.450% Global Note due 2032 (included in Exhibit 4.2)

4.5
Credit Agreement dated as of March 1, 2022, among FactSet Research Systems Inc., the Borrowing Subsidiaries party thereto, the Lenders party thereto, and PNC Bank, National Association, as the Administrative Agent*

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press release of FactSet Research Systems Inc., dated March 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. FactSet Research Systems Inc. agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactSet Research Systems Inc.
(Registrant)

Date: March 1, 2022	By	/s/ Linda S. Huber
		Name:	Linda S. Huber
		Title:	Executive Vice President, Chief Financial Officer